PHILLIPS EDISON & COMPANY

Supplemental Disclosure

Quarter Ended June 30, 2021

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
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SPROUTS
FARMERS MARKET
NATURAL
FOODS

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Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is an internally-managed real estate investment trust (“REIT”) that is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Additionally, we operate an investment management business providing property management and advisory services to third-party owned grocery-anchored real estate. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, the “Acts”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those Acts. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “should,” “could,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties, including the risks that are described under the section entitled “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 11-22 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 59.

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

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Introductory Notes

RECAPITALIZATION
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock is identical to our common stock, except that (i) we do not intend to list our Class B common stock on a national securities exchange, and (ii) upon the six-month anniversary of the listing of our common stock for trading on a national securities exchange, or January 15, 2022 (or such earlier date or dates as may be approved by our board of directors in certain circumstances with respect to all or any portion of the outstanding shares of our Class B common stock), each share of our Class B common stock will automatically, and without any stockholder action, convert into one share of our listed common stock.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

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FINANCIAL RESULTS
Quarter Ended June 30, 2021

Earnings Release Unaudited
Phillips Edison & Company Reports
Second Quarter 2021 Results

CINCINNATI - August 5, 2021 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to common stockholders of $5.6 million, or $0.06 per diluted share, and $5.7 million, or $0.06 per diluted share, for the three and six months ended June 30, 2021, respectively. All share and per share amounts have been adjusted to give retrospective effect to the one-for-three reverse stock split that was executed on July 2, 2021.

Highlights for the second quarter ended June 30, 2021 (vs. the second quarter ended June 30, 2020)
•Rent and recovery collections from tenants (“Neighbors”) totaled over 98% of monthly billings for the quarter
•Total revenues increased 11.8% to $133.1 million
•Funds from operations attributable to stockholders and OP unit holders as defined by Nareit (“Nareit FFO”) increased 19.9% to $59.9 million, or $0.56 per diluted share
•Core funds from operations (“Core FFO”) increased 24.3% to $64.3 million, or $0.60 per diluted share
•Same-center net operating income (“NOI”) increased 10.5% to $87.7 million;
•Same-center NOI was 4.5% higher than the comparable same-center NOI in Q2 2019, illustrating growth since prior to the onset of the COVID-19 pandemic
•Leased portfolio occupancy totaled 94.7%, compared to 95.6% at June 30, 2020
•Executed 124 new and 174 renewal and option leases totaling 1.4 million square feet
•Comparable new and renewal rent spreads were 18.5% and 8.0%, respectively; combined rent spreads (excluding options) were 10.4%

Highlights for the six months ended June 30, 2021 (vs. the six months ended June 30, 2020)
•Total revenues increased 5.1% to $263.5 million
•Nareit FFO decreased 11.3% to $104.9 million, or $0.98 per diluted share, primarily driven by the non-cash increase in the earn-out liability
•Core FFO increased 14.2% to $127.8 million, $1.19 per diluted share
•Same-center NOI increased 4.6% to $173.1 million
•Executed 277 new and 337 renewal and option leases totaling 2.8 million square feet
•Comparable new and renewal rent spreads were 15.3% and 8.0%, respectively; combined rent spreads (excluding options) were 9.9%

Underwritten Initial Public Offering and Nasdaq Listing
•Subsequent to quarter-end, PECO completed its underwritten IPO of 19,550,000 shares of common stock, including the underwriters’ full exercise of the over-allotment option, at a price to the public of $28.00 per share, generating $547.4 million of gross proceeds
•PECO’s common stock began trading on the Nasdaq Global Select Market under the ticker symbol “PECO” on July 15, 2021

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Subsequent Highlights
•Closed a new $980 million senior unsecured credit facility comprised of a $500 million revolving credit facility and two separate $240 million unsecured variable rate term loans
•With a portion of the offering proceeds, PECO repaid its $375 million term loan maturing in 2022
•Received an initial credit rating of 'Baa3' with a stable outlook from Moody’s Investors Service and 'BBB-' with a stable outlook from S&P Global Ratings, both of which are defined as “Investment Grade” by their respective ratings agency

Management Commentary
“The successful closing of our underwritten IPO is a transformative event for PECO as we raised $547 million, positioning us for robust growth,” stated Jeff Edison, chairman and chief executive officer of PECO. “Throughout our 30-year operating history, we have had a differentiated and focused strategy of owning and operating small-format, grocery-anchored shopping centers. This strategy, together with our fully integrated operating platform and targeted portfolio, has produced superior financial and operational results throughout multiple market cycles, including prior to and since the onset of the COVID-19 pandemic. We believe format drives results.”
"The second quarter of 2021 illustrated dramatic improvement versus the second quarter of 2020. Today, 100% of our leased portfolio is open for business, and we continue to see our necessity-based and omni-channel Neighbors thrive. In fact, we are seeing signs of a full recovery in our portfolio as foot traffic at our centers during June 2021 totaled 102% of average monthly levels during 2019, and our second quarter same-center NOI increased 4.5% when compared to the second quarter of 2019. During the quarter, collections were 98%, combined new and renewal leasing spreads were 10.4%, and leasing demand for our brick and mortar retail space continues to be favorable. Altogether, these strong results validate our strategy and strengthen our mission, which is to create great omni-channel grocery-anchored shopping experiences and improve our communities one center at a time.
“As a management team owning over 7% of the company on a fully diluted basis, we are very encouraged about the future and look forward to the next phase of growth for PECO. We believe we will continue to benefit from current macroeconomic tailwinds as businesses embrace working-from-home, the population continues to shift to the suburbs and Sunbelt, and leading grocers continue to adopt an omni-channel presence. Our portfolio is uniquely positioned to benefit from these trends, which has driven our robust growth expectations for 2021.”

Collection Details
The table below outlines PECO’s collections since April 1, 2020, calculated as a percentage of monthly billings to Neighbors for rent and recoverable expenses (includes pro rata ownership through the Company’s joint ventures):

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Originally Reported	NA	95%	95%	94%	86%
Current(1)	98%	98%	97%	96%	93%
(1)Including collections received through July 20, 2021.

PECO continues to collect rent and recoverable expenses for past billing periods. As a result, the corresponding periods reflect increased collection rates versus the originally reported figures.

Financial Results for the Second Quarter and Six Months Ended June 30, 2021
Net Income
Second quarter 2021 net income attributable to common stockholders totaled $5.6 million, or $0.06 per diluted share, compared to net loss of $5.6 million, or $0.06 per diluted share, for the second quarter of 2020.
For the six months ended June 30, 2021, net income attributable to common stockholders totaled $5.7 million, or $0.06 per diluted share, compared to a net income attributable to common stockholders of $4.2 million, or $0.04 per diluted share, for the first six months of 2020.

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Nareit FFO
For the second quarter of 2021, Nareit FFO increased 19.9% to $59.9 million, or $0.56 per diluted share, from $50.0 million, or $0.45 per diluted share, during the same year-ago quarter.
For the six months ended June 30, 2021, Nareit FFO decreased 11.3% to $104.9 million, or $0.98 per diluted share, from $118.2 million, or $1.06 per diluted share, during the six months ended June 30, 2020.
The $9.9 million increase for the second quarter of 2021 was primarily driven by an increase in collections and operating performance during 2021.
The $13.3 million decrease for the six months ended June 30, 2021 was primarily driven by an increase in the earn-out liability, which resulted in $18.0 million of non-cash expense for 2021, compared to $10.0 million of non-cash income a year ago, offset by an increase in collections in 2021. The earn-out liability will continue to fluctuate based on the trading value of PECO’s Nasdaq-listed common stock and will be settled in equity during the first quarter of 2022.

Core FFO
For the second quarter of 2021, Core FFO increased 24.3% to $64.3 million, or $0.60 per diluted share, compared to $51.7 million, or $0.47 per diluted share, during the same year-ago quarter.
For the first six months of 2021, Core FFO increased 14.2% to $127.8 million, or $1.19 per diluted share, compared to $111.9 million, or $1.01 per diluted share, during the same year-ago period.
The increase for both periods was driven by an increase in collections and lower interest costs offset by an increase in general and administrative expenses. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability adjustment.

Same-Center NOI
Second quarter 2021 same-center NOI increased 10.5% to $87.7 million compared to $79.4 million during the second quarter of 2020.
For the six months ended June 30, 2021, same-center NOI increased 4.6% to $173.1 million compared to $165.4 million during the same period in 2020.
Results for the second quarter 2021 were driven by a $0.57, or 4.5%, increase in average base rent per square foot, and results for the six months ended June 30, 2021 were driven by a $0.55, or 4.4%, increase in average base rent per square foot versus the year-ago quarter and six month period. Further driving the increases in both periods were stronger collections compared to 2020, including collections on charges that were uncollected during 2020. Partially offsetting the increases were a 0.8% decrease in average economic occupancy and a lower recovery rate.

Portfolio Overview for the Second Quarter and Six Months Ended June 30, 2021
Portfolio Statistics
As of June 30, 2021, PECO’s wholly-owned portfolio consisted of 272 properties, totaling approximately 30.8 million square feet, located in 31 states. This compares to 284 properties, totaling approximately 31.8 million square feet, located in 31 states as of June 30, 2020.
Leased portfolio occupancy totaled 94.7% at June 30, 2021 as compared to 95.6% at June 30, 2020.
Anchor occupancy decreased to 96.8% compared to 98.3% a year ago, and inline occupancy increased to 90.6% from 90.3% at June 30, 2020. Leased portfolio occupancy accounts for all Neighbors under active leases.

Leasing Activity
During the second quarter of 2021, 298 leases (new, renewal, and options) were executed totaling 1.4 million square feet. This compared to 169 leases executed totaling 1.2 million square feet during the second quarter of 2020. The leasing activity was the result of strong demand for PECO’s retail spaces in its well located, grocery-anchored centers.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 18.5% for new leases, 8.0% for renewal leases (excluding options), and 10.4% combined (new and renewal leases only).

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During the first six months of 2021, 614 leases (new, renewal, and options) were executed totaling approximately 2.8 million square feet. This compared to 383 leases executed totaling approximately 2.3 million square feet during the same year-ago period.
Comparable rent spreads during the first six months of 2021 were 15.3% for new leases, 8.0% for renewal leases (excluding options), and 9.9% combined (new and renewal leases).

Disposition & Acquisition Activity
During the second quarter of 2021, PECO sold seven properties, generating $61.3 million in proceeds. In the near term, disposition proceeds are expected to be used to fund tax-efficient acquisitions, to fund redevelopment opportunities in owned centers, and for general corporate purposes. PECO acquired one outparcel for $0.6 million during the second quarter.
During the six months ended June 30, 2021, 13 properties and one outparcel were sold, generating $119.6 million in proceeds. During the same period, the Company acquired two properties and three outparcels for a total of $40.5 million.

Balance Sheet Highlights as of June 30, 2021
As of June 30, 2021, PECO had approximately $489.3 million of borrowing capacity available on its $500 million revolving credit facility, net of outstanding letters of credit.
As of June 30, 2021, PECO’s net debt to annualized adjusted EBITDAre was 7.1x, compared to 7.3x at December 31, 2020. Adjusting for the IPO and capital markets activity subsequent to the quarter end, PECO’s net debt to annualized adjusted EBITDAre was 5.5x.
As of June 30, 2021, PECO’s outstanding debt had a weighted-average interest rate of 2.9%, a weighted-average maturity of 3.7 years, and 69.1% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.1%, a weighted-average maturity of 4.1 years, and 74.8% fixed-rate debt at December 31, 2020.
Subsequent to the quarter-end, PECO completed its underwritten IPO of 19,550,000 million shares of common stock generating $547.4 million of gross proceeds, of which a portion was used to repay its $375 million term loan maturing in 2022. PECO also closed a new $980 million senior unsecured credit facility comprised of a $500 million revolving credit facility and two separate $240 million unsecured variable-rate term loans.
Also subsequent to the quarter-end, PECO received an initial credit rating of 'Baa3' with a stable outlook from Moody’s Investors Service and 'BBB-' with a stable outlook from S&P Global Ratings, both of which are defined as “Investment Grade” by their respective ratings agency.

Distributions for the Second Quarter Ended June 30, 2021
For the three months ended June 30, 2021, total distributions of $27.4 million were paid to common stockholders and operating partnership unit (“OP unit”) holders. PECO paid, and plans to continue to pay, distributions monthly.
For April, May and June 2021, the monthly distribution was $0.085 per share, which is equal to $1.02 if annualized.
Subsequent to the quarter-end, PECO made monthly distributions on July 1, 2021 and August 2, 2021 of $0.085 per share to stockholders of record at the close of business on June 15, 2021 and July 15, 2021, respectively.
On August 4, 2021, the Board authorized a monthly distribution in the amount of $0.085 per share payable on September 1, 2021 to stockholders of record at the close of business on August 16, 2021. OP unit holders receive distributions at the same rate, subject to required tax withholding. Future distributions are not guaranteed; however, the Board intends to evaluate distributions on a monthly basis throughout 2021. This discussion regarding distributions reflects the one-for three reverse stock split that was executed on July 2, 2021. Please see below for more details on the reverse stock split.

Reverse Stock Split & Reclassification into Class B Common Stock
On July 2, 2021, PECO effected a one-for-three reverse stock split of each issued and outstanding share of PECO’s common stock, $0.01 par value (the “Common Stock”), and a corresponding one-for-three reverse unit split of each issued and outstanding OP unit. On the same date, a reclassification transaction in which each issued and outstanding share of Common Stock (following the reverse stock split) changed into a share of PECO’s newly created Class B common stock, $0.01 par value (the “Class B Common Stock”).

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As a result of the reverse stock split and reclassification transaction, PECO’s stockholders received one share of post-split Class B Common Stock for every three shares of pre-split Common Stock they held.
The Class B Common Stock is identical to the Common Stock, including with respect to voting rights and distributions rights (i.e., monthly distributions), except that on January 15, 2022 (the six-month anniversary of the listing of PECO’s Common Stock on the Nasdaq), each share of the Class B Common Stock will automatically convert into one share of the listed Common Stock.

Initial 2021 Guidance

Full Year 2021 Guidance
Net income per share	$0.06 - $0.12
Nareit FFO per share	$1.83 - $1.89
Core FFO per share	$2.10 - $2.16
Same-Center NOI growth	5.6% - 6.8%
Second Half 2021 Guidance
Acquisitions	$160 - $200 million
Dispositions	$45 - $75 million

The following table provides a reconciliation of the range of the Company's 2021 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited, dollars in millions, except per share amounts)	Low End	High End
Net income	$0.06	$0.12
Depreciation and amortization of real estate assets	1.86	1.86
Gain on sale of real estate assets and related impairments	(0.10)	(0.10)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$1.83	$1.89
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.15	0.15
Loss on extinguishment of debt, net	0.01	0.01
Transactions and other	0.07	0.07
Amortization of joint venture basis differences	0.01	0.01
Core FFO	$2.10	$2.16

Closing Commentary
Edison added: “Since our inception 30 years ago, our focus has been owning and operating small-format centers anchored by the top one or two grocer in a market. Our centers are located in the neighborhood, close to the customer, where America’s top grocers make money, and support our Neighbors’ omni-channel strategies. We believe this differentiated strategy, coupled with our experienced and cycle-tested team, are the key drivers of our strong performance, year after year.
“Looking forward, we see meaningful growth opportunities driven by a number of macroeconomic tailwinds, including population migration to the suburbs and the Sun Belt, and more people working from home. Our investment grade balance sheet and strong cash flow generating portfolio will drive our growth. As a management team owning 7% of the Company, we have meaningful skin in the game and are committed to driving long-term shareholder value.”

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Results Presentation Details
PECO plans to host a conference call and webcast on Friday, August 6, 2021 at 9:00 a.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, August 6, 2021
Time: 9:00 a.m. Eastern Time
Toll-Free Dial-In Number: (844) 691-1115
International Dial-In Number: (929) 517-0921
Conference ID: 6167623
Webcast link: https://edge.media-server.com/mmc/p/rk8h4e8g
A webcast replay will be available approximately one hour after the conclusion of the presentation using the Webcast link above.
PECO’s earnings release, quarterly financial supplement, and 10-Q are expected to be filed with the SEC and posted to its website, www.phillipsedison.com/investors, after market close on Thursday, August 5, 2021.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on August 5, 2021 and available on the SEC’s website at www.sec.gov.

Same-Center Net Operating Income—The table below compares same-center NOI (in thousands):

	Three Months Ended June 30,		Favorable (Unfavorable)		Six Months Ended June 30,		Favorable (Unfavorable)
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues:
Rental income(1)	$91,305	$90,814	$491		$182,599	$182,852	$(253)
Tenant recovery income	27,250	30,197	(2,947)		57,851	60,980	(3,129)
Reserves for uncollectibility(2)	2,889	(9,706)	12,595		1,261	(12,129)	13,390
Other property income	284	600	(316)		756	1,465	(709)
Total revenues	121,728	111,905	9,823	8.8%	242,467	233,168	9,299	4.0%
Operating expenses:
Property operating expenses	17,504	16,495	(1,009)		36,614	34,562	(2,052)
Real estate taxes	16,519	16,038	(481)		32,749	33,182	433
Total operating expenses	34,023	32,533	(1,490)	(4.6)%	69,363	67,744	(1,619)	(2.4)%
Total Same-Center NOI	$87,705	$79,372	$8,333	10.5%	$173,104	$165,424	$7,680	4.6%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

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Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	2019	2021	2020
Net income (loss)	$6,390	$(6,413)	$(42,172)	$6,507	$4,786
Adjusted to exclude:
Fees and management income	(2,374)	(2,760)	(3,051)	(4,660)	(4,925)
Straight-line rental (income) expense(1)	(2,970)	948	(2,819)	(4,392)	(1,364)
Net amortization of above- and below-market leases	(887)	(795)	(1,091)	(1,725)	(1,583)
Lease buyout income	(1,781)	(214)	(223)	(2,578)	(308)
General and administrative expenses	11,937	9,806	13,540	21,278	20,546
Depreciation and amortization	56,587	56,370	59,554	111,928	112,597
Impairment of real estate assets	1,056	—	25,199	6,056	—
Interest expense, net	19,132	22,154	25,758	39,195	44,929
(Gain) loss on disposal of property, net	(3,744)	541	1,266	(17,585)	2,118
Other expense (income), net	2,924	500	10,573	18,509	(9,369)
Property operating expenses related to fees and management income	1,306	891	1,531	2,122	1,528
NOI for real estate investments	87,576	81,028	88,065	174,655	168,955
Less: Non-same-center NOI(2)	129	(1,656)	(5,689)	(1,551)	(3,531)
Total Same-Center NOI	$87,705	$79,372	$82,376	$173,104	$165,424
Less: Centers not included in 2019 Same-Center(3)	(2,195)		(585)
Total Same-Center NOI - adjusted for 2019(3)	$85,510		$81,791
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.
(3)When comparing Same-Center NOI for the three months ended June 30, 2021 and 2019, Same-Center NOI represents the NOI for the properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. Same-Center NOI when comparing the three months ended June 30, 2021 and 2019 excludes the change in NOI from properties acquired or disposed of after March 31, 2019.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 294 shopping centers, including 272 wholly-owned centers comprising approximately 30.8 million square feet across 31 states (as of June 30, 2021). PECO has generated strong operating results over its 30+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.
PECO uses, and intends to continue to use, its Investors website, which can be found at www.phillipsedison.com/investors, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (the “Company”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are

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cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, in particular, statements about the Company’s plans, strategies, and prospects (including any potential listing), and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; and (ix) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2020 Annual Report on Form 10-K, filed with the SEC on March 12, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 5, 2021, in each case as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
###

Phillips Edison & Company	12

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

SUMMARY FINANCIAL RESULTS
Total revenues (page 16)	$133,070	$119,040	$263,451	$250,563
Net income (loss) attributable to stockholders (page 16)	5,594	(5,588)	5,697	4,181
Net income (loss) income per share - basic and diluted (page 16)	$0.06	$(0.06)	$0.06	$0.04
Same-Center NOI (page 22)	87,705	79,372	173,104	165,424
Adjusted EBITDAre (page 20)	82,064	74,491	166,929	157,987
Nareit FFO (page 18)	59,893	49,960	104,873	118,207
Nareit FFO per share - basic and diluted (page 18)	$0.56	$0.45	$0.98	$1.06
Core FFO (page 18)	64,258	51,706	127,816	111,948
Core FFO per share - basic and diluted (page 18)	$0.60	$0.47	$1.19	$1.01

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 22)	72.0%	70.9%	71.4%	70.9%
Same-Center NOI change (page 22)(1)	10.5%	(5.2)%	4.6%	(1.3)%

LEASING RESULTS
Comparable rent spreads - new leases (page 41)(2)	18.5%	15.5%	15.3%	10.8%
Comparable rent spreads - renewals (page 41)(2)	8.0%	7.1%	8.0%	9.2%
Portfolio retention rate	85.5%	88.2%	87.2%	79.5%

			As of June 30,
			2021	2020

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common shares outstanding			93,640	96,822
Operating Partnership (OP) units outstanding			13,368	14,223

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			272	284
GLA - all properties (page 43)			30,778	31,787
Leased occupancy (page 37)			94.7%	95.6%
Economic occupancy (page 37)			94.1%	95.2%
Leased ABR PSF (page 37)			$13.21	$12.69
Leased Anchor ABR PSF (page 37)			$9.41	$9.16
Leased Inline ABR PSF (page 37)			$21.10	$20.28
(1)Reflects Same-Center NOI change as reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	13

FINANCIAL SUMMARY
Quarter Ended June 30, 2021

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	June 30, 2021	December 31, 2020

ASSETS
Investment in real estate:
Land and improvements	$1,529,803	$1,549,362
Building and improvements	3,184,601	3,237,986
In-place lease assets	434,499	441,683
Above-market lease assets	64,795	66,106
Total investment in real estate assets	5,213,698	5,295,137
Accumulated depreciation and amortization	(1,021,456)	(941,413)
Net investment in real estate assets	4,192,242	4,353,724
Investment in unconsolidated joint ventures	32,746	37,366
Total investment in real estate assets, net	4,224,988	4,391,090
Cash and cash equivalents	22,205	104,296
Restricted cash	89,196	27,641
Goodwill	29,066	29,066
Other assets, net	126,056	126,470
Real estate investments and other assets held for sale	14,261	—
Total assets	$4,505,772	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,228,232	$2,292,605
Below-market lease liabilities, net	93,949	101,746
Earn-out liability	40,000	22,000
Derivative liabilities	39,929	54,759
Deferred income	18,978	14,581
Accounts payable and other liabilities	88,436	176,943
Liabilities of real estate investments held for sale	860	—
Total liabilities	2,510,384	2,662,634
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized	2,808	2,798
Additional paid-in capital	2,749,680	2,739,358
Accumulated other comprehensive loss	(38,732)	(52,306)
Accumulated deficit	(1,041,617)	(999,491)
Total stockholders’ equity	1,672,139	1,690,359
Noncontrolling interests	323,249	325,570
Total equity	1,995,388	2,015,929
Total liabilities and equity	$4,505,772	$4,678,563

Phillips Edison & Company	15

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

REVENUES
Rental income	$130,335	$115,654	$257,958	$244,120
Fees and management income	2,374	2,760	4,660	4,925
Other property income	361	626	833	1,518
Total revenues	133,070	119,040	263,451	250,563

OPERATING EXPENSES
Property operating	21,974	19,629	44,176	41,391
Real estate taxes	16,814	16,453	33,387	33,565
General and administrative	11,937	9,806	21,278	20,546
Depreciation and amortization	56,587	56,370	111,928	112,597
Impairment of real estate assets	1,056	—	6,056	—
Total expenses	108,368	102,258	216,825	208,099

OTHER
Interest expense, net	(19,132)	(22,154)	(39,195)	(44,929)
Gain (loss) on sale of property, net	3,744	(541)	17,585	(2,118)
Other (expense) income, net	(2,924)	(500)	(18,509)	9,369
Net income (loss)	6,390	(6,413)	6,507	4,786
Net (income) loss attributable to noncontrolling interests	(796)	825	(810)	(605)
Net income (loss) attributable to stockholders	$5,594	$(5,588)	$5,697	$4,181

EARNINGS PER COMMON SHARE
Net income (loss) per share - basic and diluted	$0.06	$(0.06)	$0.06	$0.04

Phillips Edison & Company	16

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

REVENUES
Rental income	$130,335	$127,623	$118,065	$123,298	$115,654
Fees and management income	2,374	2,286	2,314	2,581	2,760
Other property income	361	472	380	816	626
Total revenues	133,070	130,381	120,759	126,695	119,040

OPERATING EXPENSES
Property operating	21,974	22,202	25,264	20,835	19,629
Real estate taxes	16,814	16,573	16,169	17,282	16,453
General and administrative	11,937	9,341	11,242	9,595	9,806
Depreciation and amortization	56,587	55,341	55,987	56,095	56,370
Impairment of real estate assets	1,056	5,000	2,423	—	—
Total operating expenses	108,368	108,457	111,085	103,807	102,258

OTHER
Interest expense, net	(19,132)	(20,063)	(19,986)	(20,388)	(22,154)
Gain (loss) on sale of property, net	3,744	13,841	(2,122)	10,734	(541)
Other (expense) income, net	(2,924)	(15,585)	(320)	196	(500)
Net income (loss)	6,390	117	(12,754)	13,430	(6,413)
Net (income) loss attributable to noncontrolling interests	(796)	(14)	1,561	(1,646)	825
Net income (loss) attributable to stockholders	$5,594	$103	$(11,193)	$11,784	$(5,588)

EARNINGS PER COMMON SHARE
Net income (loss) per share - basic and diluted	$0.06	$0.00	$(0.12)	$0.12	$(0.06)

Phillips Edison & Company	17

Nareit FFO and Core FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$6,390	$(6,413)	$6,507	$4,786
Adjustments:
Depreciation and amortization of real estate assets	55,654	54,892	109,995	109,709
Impairment of real estate assets	1,056	—	6,056	—
(Gain) loss on disposal of property, net	(3,744)	541	(17,585)	2,118
Adjustments related to unconsolidated joint ventures	537	940	(100)	1,594
Nareit FFO attributable to stockholders and OP unit holders	$59,893	$49,960	$104,873	$118,207

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$59,893	$49,960	$104,873	$118,207
Adjustments:
Depreciation and amortization of corporate assets	933	1,478	1,933	2,888
Change in fair value of earn-out liability	2,000	—	18,000	(10,000)
Amortization of unconsolidated joint venture basis differences	79	254	825	721
Loss on extinguishment of debt, net	419	—	1,110	73
Transaction and acquisition expenses	934	14	1,075	59
Core FFO	$64,258	$51,706	$127,816	$111,948

ADJUSTED FFO
Core FFO	$64,258	$51,706	$127,816	$111,948
Adjustments:
Straight-line and non-cash adjustments	(2,256)	2,230	(2,938)	1,465
Capital expenditures(1)	(10,894)	(5,120)	(18,208)	(11,745)
Non-cash share-based compensation expense	3,736	1,712	5,249	1,744
Adjustments related to unconsolidated joint ventures	(168)	(122)	(364)	(187)
Adjusted FFO	$54,676	$50,406	$111,555	$103,225

NAREIT FFO AND CORE FFO PER COMMON SHARE
Weighted-average common shares outstanding - diluted(2)	107,175	111,165	107,102	111,140
Nareit FFO per share - diluted(2)	$0.56	$0.45	$0.98	$1.06
Core FFO per share - diluted(2)	$0.60	$0.47	$1.19	$1.01
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share for the three and six months ended June 30, 2021 and 2020, and, accordingly, their impact was included in the weighted-average common shares used in their respective per share calculations. For the three months ended June 30, 2020, restricted stock units had an anti-dilutive effect upon the calculation of earnings per share and thus were excluded.

Phillips Edison & Company	18

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$6,390	$117	$(12,754)	$13,430	$(6,413)
Adjustments:
Depreciation and amortization of real estate assets	55,654	54,341	54,450	54,579	54,892
Impairment of real estate assets	1,056	5,000	2,423	—	—
(Gain) loss on disposal of property, net	(3,744)	(13,841)	2,122	(10,734)	541
Adjustments related to unconsolidated joint ventures	537	(637)	(208)	166	940
Nareit FFO attributable to stockholders and OP unit holders	$59,893	$44,980	$46,033	$57,441	$49,960

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$59,893	$44,980	$46,033	$57,441	$49,960
Adjustments:
Depreciation and amortization of corporate assets	933	1,000	1,537	1,516	1,478
Change in fair value of earn-out liability	2,000	16,000	—	—	—
Other impairment charges	—	—	359	—	—
Amortization of unconsolidated joint venture basis differences	79	746	616	546	254
Loss (gain) on extinguishment or modification of debt, net	419	691	(69)	—	—
Transaction and acquisition expenses	934	141	328	152	14
Core FFO	$64,258	$63,558	$48,804	$59,655	$51,706

ADJUSTED FFO
Core FFO	$64,258	$63,558	$48,804	$59,655	$51,706
Adjustments:
Straight-line and non-cash adjustments	(2,256)	(682)	552	(1,097)	2,230
Capital expenditures(1)	(10,894)	(7,314)	(17,505)	(8,636)	(5,120)
Non-cash share-based compensation expense	3,736	1,513	799	2,130	1,712
Adjustments related to unconsolidated joint ventures	(168)	(196)	(201)	(114)	(122)
Adjusted FFO	$54,676	$56,879	$32,449	$51,938	$50,406

NAREIT FFO AND CORE FFO PER COMMON SHARE
Weighted-average shares outstanding - diluted(2)	107,175	106,995	111,137	111,188	111,165
Nareit FFO per share - diluted(2)	$0.56	$0.42	$0.41	$0.52	$0.45
Core FFO per share - diluted(2)	$0.60	$0.59	$0.44	$0.54	$0.47
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share, which may result in a different number of shares in periods of net loss for GAAP as their impact would be anti-dilutive.

Phillips Edison & Company	19

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

CALCULATION OF EBITDAre
Net income (loss)	$6,390	$(6,413)	$6,507	$4,786
Adjustments:
Depreciation and amortization	56,587	56,370	111,928	112,597
Interest expense, net	19,132	22,154	39,195	44,929
(Gain) loss on disposal of property, net	(3,744)	541	(17,585)	2,118
Impairment of real estate assets	1,056	—	6,056	—
Federal, state, and local tax expense	165	180	331	209
Adjustments related to unconsolidated joint ventures	(535)	1,391	597	2,568
EBITDAre	$79,051	$74,223	$147,029	$167,207

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$79,051	$74,223	$147,029	$167,207
Adjustments:
Change in fair value of earn-out liability	2,000	—	18,000	(10,000)
Transaction and acquisition expenses	934	14	1,075	59
Amortization of unconsolidated joint venture basis differences	79	254	825	721
Adjusted EBITDAre	$82,064	$74,491	$166,929	$157,987

Phillips Edison & Company	20

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

CALCULATION OF EBITDAre
Net income (loss)	$6,390	$117	$(12,754)	$13,430	$(6,413)
Adjustments:
Depreciation and amortization	56,587	55,341	55,987	56,095	56,370
Interest expense, net	19,132	20,063	19,986	20,388	22,154
(Gain) loss on disposal of property, net	(3,744)	(13,841)	2,122	(10,734)	541
Impairment of real estate assets	1,056	5,000	2,423	—	—
Federal, state, and local tax expense	165	166	109	173	180
Adjustments related to unconsolidated joint ventures	(535)	1,132	193	594	1,391
EBITDAre	$79,051	$67,978	$68,066	$79,946	$74,223

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$79,051	$67,978	$68,066	$79,946	$74,223
Adjustments:
Change in fair value of earn-out liability	2,000	16,000	—	—	—
Other impairment charges	—	—	359	—	—
Transaction and acquisition expenses	934	141	328	152	14
Amortization of unconsolidated joint venture basis differences	79	746	616	546	254
Adjusted EBITDAre	$82,064	$84,865	$69,369	$80,644	$74,491

Phillips Edison & Company	21

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended June 30,		Favorable / (Unfavorable) %	Six Months Ended June 30,		Favorable / (Unfavorable) %
	2021	2020		2021	2020
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$91,305	$90,814		$182,599	$182,852
Tenant recovery income	27,250	30,197		57,851	60,980
Reserves for uncollectibility(3)	2,889	(9,706)		1,261	(12,129)
Other property income	284	600		756	1,465
Total revenues	121,728	111,905	8.8%	242,467	233,168	4.0%
Operating expenses:
Property operating expenses	17,504	16,495		36,614	34,562
Real estate taxes	16,519	16,038		32,749	33,182
Total operating expenses	34,023	32,533	(4.6)%	69,363	67,744	(2.4)%
Total Same-Center NOI	$87,705	$79,372	10.5%	$173,104	$165,424	4.6%

Same-Center NOI margin	72.0%	70.9%	1.1%	71.4%	70.9%	0.5%

(1)Same-center NOI represents the NOI for the 268 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
SAME-CENTER NOI RECONCILIATION TO NET INCOME (LOSS)
Net income (loss)	$6,390	$(6,413)	$6,507	$4,786
Adjusted to exclude:
Fees and management income	(2,374)	(2,760)	(4,660)	(4,925)
Straight-line rental (income) expense(1)	(2,970)	948	(4,392)	(1,364)
Net amortization of above- and below-market leases	(887)	(795)	(1,725)	(1,583)
Lease buyout income	(1,781)	(214)	(2,578)	(308)
General and administrative expenses	11,937	9,806	21,278	20,546
Depreciation and amortization	56,587	56,370	111,928	112,597
Impairment of real estate assets	1,056	—	6,056	—
Interest expense, net	19,132	22,154	39,195	44,929
(Gain) loss on disposal of property, net	(3,744)	541	(17,585)	2,118
Other expense (income), net	2,924	500	18,509	(9,369)
Property operating expenses related to fees and management income	1,306	891	2,122	1,528
NOI for real estate investments	87,576	81,028	174,655	168,955
Less: Non-same-center NOI(2)	129	(1,656)	(1,551)	(3,531)
Total Same-Center NOI	$87,705	$79,372	$173,104	$165,424
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	22

Joint Venture Portfolio and Financial Summary Unaudited, in thousands (excluding per share amounts)

JOINT VENTURE PORTFOLIO SUMMARY

		As of June 30, 2021
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$29,339	2,211
Necessity Retail Partners ("NRP")	TPG Real Estate affiliate	20%	2	3,989	228

JOINT VENTURE FINANCIAL SUMMARY

	As of June 30, 2021
	GRP I		NRP
Total assets	$396,066		$45,201
Gross debt	174,026		32,076

	Three Months Ended June 30, 2021		Six Months Ended June 30, 2021
	GRP I	NRP	GRP I	NRP
Pro rata share of Nareit FFO(1)	$613	$90	$1,233	$293
Pro rata share of Same-Center NOI(1)	936	189	1,859	359
Pro rata share of NOI(1)	937	182	1,861	474
(1)PECO's shares of our unconsolidated joint ventures' Nareit FFO, Same-Center NOI, and NOI results are all calculated based upon the respective ownership percentages presented in Joint Venture Portfolio Summary table above.

Phillips Edison & Company	23

Supplemental Balance Sheets Detail Unaudited, dollars in thousands

	As of June 30, 2021		As of December 31, 2020

OTHER ASSETS
Deferred leasing commissions and costs	$44,428		$41,664
Deferred financing expenses(1)	13,971		13,971
Office equipment, right-of-use assets, and other	22,699		21,578
Corporate intangible assets	6,804		6,804
Total depreciable and amortizable assets	87,902		84,017
Accumulated depreciation and amortization	(50,014)		(45,975)
Net depreciable and amortizable assets	37,888		38,042
Accounts receivable, net(2)	37,151		46,893
Accounts receivable - affiliates	522		543
Deferred rent receivable, net(3)	35,760		32,298
Prepaid expense and other	11,735		8,694
Investment in third parties	3,000		—
Total other assets, net(4)	$126,056		$126,470

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Share repurchase accrual	$—	—	$77,642
Accounts payable trade and other accruals	25,647		26,618
Accrued real estate taxes	28,406		29,745
Security deposits	11,597		11,615
Distribution accrual	840		9,845
Accrued compensation	10,442		10,579
Accrued interest	5,698		6,274
Capital expenditure accrual	5,703		4,393
Accrued income taxes and deferred tax liabilities, net	103		232
Total accounts payable and other liabilities(4)	$88,436		$176,943
(1)Deferred financing expenses per the above table are related to our revolving line of credit and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $7.4 million and $8.9 million of general reserves for uncollectible amounts as of June 30, 2021 and December 31, 2020, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $16.2 million and $22.8 million as of June 30, 2021 and December 31, 2020, respectively.
(3)Net of $4.7 million and $4.4 million of adjustments as of June 30, 2021 and December 31, 2020, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of June 30, 2021.

Phillips Edison & Company	24

Supplemental Statements of Operations Detail Unaudited, dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

REVENUES
Rental income(1)	$93,628	$94,270	$188,276	$190,124
Recovery income(1)	28,311	31,425	60,030	63,436
Straight-line rent amortization	2,893	(978)	4,262	1,331
Amortization of lease assets	877	786	1,704	1,565
Lease buyout income	1,781	214	2,578	308
Adjustments for collectibility(2)(3)	2,845	(10,063)	1,108	(12,644)
Fees and management income	2,374	2,760	4,660	4,925
Other property income	361	626	833	1,518
Total revenues	$133,070	$119,040	$263,451	$250,563
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy tenants.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on revolving credit facility, net	$207	$979	$435	1,195
Interest on term loans, net	10,573	11,685	21,206	24,416
Interest on secured debt	6,246	7,316	13,026	14,665
Loss on extinguishment of debt	419	—	1,110	73
Non-cash amortization and other(1)	1,687	2,174	3,418	4,580
Total interest expense, net	$19,132	$22,154	$39,195	$44,929
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.

Phillips Edison & Company	25

Capital Expenditures Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$2,253	$1,309	$3,101	$2,142
Tenant improvements	5,816	2,126	9,557	5,840
Redevelopment and development	7,560	8,175	15,658	18,659
Total capital expenditures for real estate	$15,629	$11,610	$28,316	$26,641
Corporate asset capital expenditures	568	257	1,007	810
Capitalized indirect costs(2)	496	708	907	1,089
Total capital spending activity	$16,693	$12,575	$30,230	$28,540

Cash paid for leasing commissions	$2,674	$1,029	$5,491	$2,597
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	26

Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Naperville Crossings	Naperville, IL	Construction of a 5K SF multi-tenant outparcel 100% leased with Dave's Hot Chicken, Smashburger	Q3 2021	$1,353	$653	$2,006
Alameda Crossing	Avondale, AZ	Construction of a 5K SF multi-tenant outparcel 69% leased with Bosa Donuts, Nuspine Chiropractic	Q3 2021	1,522	213	1,735
Murphy Marketplace	Murphy, TX	Construction of a 9K SF multi-tenant outparcel 68% leased with Sweetwaters Coffee & Tea, Cinnaholic, America's Best Contacts and Eyeglasses	Q4 2021	848	1,820	2,668
Plaza 23	Pompton Plains, NJ	Construction of a 6K SF multi-tenant outparcel	Q4 2021	1,301	1,698	2,999
Point Loomis	Milwaukee, WI	Construction of a 7K SF multi-tenant outparcel 100% leased with Spectrum, Tropical Smoothie Cafe, Dunkin Donuts	Q4 2021	342	1,848	2,190
Plaza 23	Pompton Plains, NJ	Construction of a 3K SF single tenant outparcel 100% leased with Popeyes	Q4 2021	176	1,517	1,693
Market Walk	Savannah, GA	Construction of a 5K SF multi-tenant outparcel	Q4 2021	1,321	211	1,532
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 20% leased with Chipotle	Q1 2022	1,246	2,755	4,001
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q1 2022	65	1,394	$1,459
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion	Q1 2022	183	1,099	$1,282
Shaw's Plaza Raynham	Raynham, MA	Outparcel ground lease 100% leased with Popeyes	Q1 2022	587	113	$700

Total				$8,944	$13,321	$22,265	8% - 11%

REDEVELOPMENT
Alameda Crossing	Avondale, AZ	Purchase and repositioning of single tenant outparcel into multi-tenant. 19% leased with Rosie's Taco Shop	Q3 2021	$2,020	$772	$2,792
Shoppes of Lake Village	Leesburg, FL	Demolish and rebuild Publix; 85% leased with Publix, Wings Ranch, Play It Again Sports, Sproutfitters, Publix Liquor	Q4 2021	6,695	1,190	7,885
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School	Q2 2022	185	3,181	3,366

Total				$8,900	$5,143	$14,043	9% - 12%
All Projects Total				$17,844	$18,464	$36,308	9.5% - 10.5%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements of construction projects due to the COVID-19 pandemic.

Phillips Edison & Company	27

Capitalization and Debt Ratios Unaudited, dollars in thousands (excluding per share amounts)

	June 30, 2021 (As Adjusted)(1)	June 30, 2021	December 31, 2020

EQUITY CAPITALIZATION
Common stock outstanding - diluted	19,550	93,640	93,279
Class B stock outstanding - diluted	93,640	—	—
OP units outstanding - diluted	13,368	13,368	13,282
Total stock outstanding - diluted	126,558	107,008	106,561
Estimated value per share (EVPS)(2)	$28.00	$31.65	$26.25
Total equity capitalization	$3,543,624	$3,386,803	$2,797,234

DEBT
Debt obligations, net	$1,860,732	$2,228,232	$2,292,605
Add: Market debt adjustments, net	1,553	1,553	1,543
Add: Deferred financing expenses, net	13,696	11,710	13,538
Total debt - gross	1,875,981	2,241,495	2,307,686
Less: Cash and cash equivalents	153,474	22,205	104,296
Total net debt - consolidated	1,722,507	2,219,290	2,203,390
Add: Prorated share from unconsolidated joint ventures	30,345	30,345	37,278
Total net debt	$1,752,852	$2,249,635	$2,240,668

ENTERPRISE VALUE
Total net debt	$1,752,852	$2,249,635	$2,240,668
Total equity capitalization	3,543,624	3,386,803	2,797,234
Total enterprise value	$5,296,476	$5,636,438	$5,037,902

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,752,852	$2,249,635	$2,240,668
Adjusted EBITDAre - annualized(3)	316,307	316,942	308,000
Net debt to Adjusted EBITDAre - annualized	5.5x	7.1x	7.3x

Net debt to total enterprise value:
Net debt	$1,752,852	$2,249,635	$2,240,668
Total enterprise value	5,296,476	5,636,438	5,037,902
Net debt to total enterprise value	33.1%	39.9%	44.5%
(1)In July, we entered into a new credit facility comprised of a revolving credit facility and two unsecured term loan tranches (the "Refinancing"). In connection with this activity we paid off one of our term loans due in 2025. In addition to this activity, we used proceeds from the underwritten IPO to retire our term loan due in 2022. We are presenting Total Net Debt adjusted as though the Refinancing, underwritten IPO, and retirement of our term loan using the underwritten IPO proceeds had occurred as of June 30, 2021.
(2)On an annual basis, we engage an independent third-party valuation advisory consulting firm to estimate the EVPS of our common stock. We used the EVPS as of June 30, 2021 and December 31, 2020 in order to calculate our total equity capitalization. For June 30, 2021 metrics as adjusted for the impact of the Refinancing and underwritten IPO, we have used the underwritten IPO offering price of $28.00 per share.
(3)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	28

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$223,868	3.5% - 7.2%	2021 - 2031	10%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	9%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	9%
Total secured debt	$618,868			28%

UNSECURED DEBT
Revolving credit facility	$—	LIBOR + 1.4%	2021	—%
Term loan due 2022	375,000	LIBOR + 1.3%	2022	17%
Term loan due 2023	300,000	LIBOR + 1.3%	2023	13%
Term loan due 2024	100,000	LIBOR + 1.3%	2024	4%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	9%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	8%
Term loan due 2025	472,500	LIBOR + 1.7%	2025	21%
Total unsecured debt	$1,622,500			72%

Finance leases, net	127

Total debt obligations	$2,241,495

Assumed market debt adjustments, net	$(1,553)
Deferred financing expenses, net	(11,710)
Debt obligations, net(1)	$2,228,232

	Notional Amount	Fixed LIBOR

INTEREST RATE SWAPS
Interest rate swap expiring 2022	$175,000	2.0%
Interest rate swap expiring 2023	255,000	1.3%
Interest rate swap expiring 2024	200,000	2.2%
Interest rate swap expiring 2024	175,000	2.2%
Interest rate swap expiring 2025	125,000	2.9%
Total notional amount(1)	$930,000
(1)Debt Obligations, Net does not give effect to the debt transactions after June 30, 2021.

Phillips Edison & Company	29

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2021	$3,598	$6,470	$—	$—	$—	$10,068	$—	$10,068	5.9%
2022	6,721	54,450	—	375,000	—	436,171	—	436,171	2.6%
2023	4,322	62,380	—	300,000	—	366,702	6,415	373,117	2.8%
2024	2,992	25,130	—	475,000	—	503,122	—	503,122	3.1%
2025	1,957	25,920	—	472,500	—	500,377	—	500,377	2.6%
2026	1,907	—	—	—	—	1,907	24,358	26,265	3.6%
2027	1,903	3,690	195,000	—	—	200,593	—	200,593	3.6%
2028	766	16,600	—	—	—	17,366	—	17,366	4.8%
2029	804	—	—	—	—	804	—	804	—%
2030	844	—	200,000	—	—	200,844	—	200,844	3.4%
2031	564	2,850	—	—	—	3,414	—	3,414	5.2%
Net debt premiums / issuance costs	—	—	—	—	—	(13,263)	(1,276)	(14,539)	N/A
Finance leases	—	—	—	—	—	127	—	127	N/A
Total(2)	$26,378	$197,490	$395,000	$1,622,500	$—	$2,228,232	$29,497	$2,257,729	2.9%

				Weighted-Average
	Total Debt		Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,548,868		68.2%	3.6%	5.8
Variable rate debt	692,500		30.5%	1.5%	2.8
Net debt premiums / issuance costs	(13,263)		N/A	N/A	N/A
Finance leases	127		N/A	N/A	N/A
Total consolidated debt	$2,228,232		98.7%	2.9%	3.7
Pro rata share of JV Debt	30,773	0.013	1.3%	3.2%	4.6
Net debt premiums / issuance costs of JV Debt	(1,276)		N/A	N/A	N/A
Total consolidated + JV debt	$2,257,729		100.0%	2.9%	3.7
(1)Excludes the impact of subsequent debt activity and includes the impact of $930 million of interest rate swaps with a weighted-average LIBOR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	30

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2022, 2023, 2024, AND 2025

	Covenant	June 30, 2021

LEVERAGE RATIO
Total Indebtedness		$2,323,708
Total Asset Value		$5,517,410
Leverage Ratio	=<60%	42.1%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$649,768
Total Asset Value		$5,517,410
Secured Leverage Ratio	=<40%	11.8%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$296,553
Total Fixed Charges		$84,317
Fixed Charge Coverage Ratio	>1.5x	3.52x

MINIMUM TANGIBLE NET WORTH
Tangible Net Worth		$2,934,726
Minimum Net Worth		$2,070,583
Tangible Net Worth > Minimum?		Yes

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,673,940
Unencumbered Asset Value		$3,829,338
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	43.7%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$252,275
Interest Expense for Unsecured Indebtedness		$45,207
Unencumbered NOI to Interest Expense	>=1.75x	5.58x

DIVIDEND PAYOUT RATIO
Distributions		$56,515
Funds From Operations		$234,328
Dividend Payout Ratio	<95%	24.1%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	31

TRANSACTIONAL SUMMARY
Quarter Ended June 30, 2021

Disposition and Acquisition Summary Unaudited, dollars in thousands

DISPOSITIONS

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Anchor
1/15/2021	Gleneagles outparcel	Memphis, TN	—	$1,688	100.0%	N/A
2/10/2021	Parkway Station	Warner Robins, GA	94,317	7,900	98.5%	Kroger
2/10/2021	Westin Centre	Fayetteville, NC	66,890	8,125	97.9%	Food Lion
2/10/2021	Bells Fork	Greenville, NC	71,666	9,250	95.7%	Harris Teeter
2/12/2021	High Point Village	Bellefontaine, OH	145,873	9,200	80.9%	Kroger
3/3/2021	Buckingham Square	Richardson, TX	64,073	8,250	92.5%	Walmart (shadow)
3/31/2021	Brook Park Plaza	Brook Park, OH	148,259	16,150	100.0%	Giant Eagle
4/16/2021	Rolling Hills	Tucson, AZ	114,102	14,825	97.5%	Fry's
4/20/2021	Landen Square	Maineville, OH	68,190	5,414	100.0%	Kroger (shadow)
5/14/2021	Heritage Oaks	Gridley, CA	94,542	9,850	74.3%	Safeway
5/27/2021	Powell Villa	Portland, OR	59,660	7,000	92.1%	City Maxx
5/28/2021	Hoke Crossing outparcel	Clayton, OH	8,600	2,095	100.0%	N/A
6/22/2021	Upper Deerfield Plaza	Bridgeton, NJ	115,300	8,900	93.9%	Aldi
6/29/2021	Atwater Marketplace	Atwater, CA	96,224	16,600	100.0%	Save Mart
Total dispositions			1,147,696	$125,247

Weighted-average cap rate		7.4%

ACQUISITIONS

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Anchor
1/26/2021	Cinco Ranch outparcel(1)	Katy, TX	—	$1,000	N/A	N/A
2/4/2021	West Village Center	Chanhassen, MN	142,724	24,800	92.3%	Lunds & Byerlys
2/22/2021	Naperville Crossings outparcel(1)	Naperville, IL	—	505	N/A	N/A
2/25/2021	Hickory Creek Plaza	Denton, TX	28,132	13,300	91.0%	Kroger (shadow)
5/7/2021	Raynham Station outparcel	Raynham, MA	3,038	585	N/A	N/A
Total acquisitions			173,894	$40,190
(1)Property represents an undeveloped parcel of land.

Weighted-average cap rate		7.3%

Phillips Edison & Company	33

PORTFOLIO SUMMARY
Quarter Ended June 30, 2021

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

June 30, 2021

PORTFOLIO OVERVIEW:
Number of shopping centers	272
Number of states	31
Total GLA	30,778
Average shopping center GLA	113
Total ABR	$384,916
Total ABR from necessity-based goods and services(1)	72.5%
Percent of ABR from non-grocery anchors	13.4%
Percent of ABR from inline spaces	51.3%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	96.0%
Percent of ABR from grocery anchors	35.3%
Percent of occupied GLA leased to grocery Neighbors	48.7%
Grocer health ratio(2)	2.4%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	86.2%
Average annual sales per square foot of reporting grocers	$609
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	94.7%
Anchor spaces	96.8%
Inline spaces	90.6%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.5
Grocery anchor spaces	4.8
Non-grocery anchor spaces	4.8
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	87.2%
Anchor spaces	90.5%
Inline spaces	79.9%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$13.21
Anchor spaces	$9.41
Inline spaces	$21.10
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint ventures.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of June 30, 2021. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.0, 31.6, 15.9, and 8.1, respectively.
(4)For the six months ended June 30, 2021.

Phillips Edison & Company	35

Neighbor Detail Unaudited

As of June 30, 2021
ESSENTIAL/NECESSITY RETAIL AND SERVICES
Grocery	35.4%
Medical/pharmacy	2.7%
Banks	2.4%
Dollar stores	2.2%
Pet supply	1.9%
Hardware/automotive	1.7%
Wine, beer, and liquor	1.4%
Other essential	2.7%
Total ABR from Essential/Necessity-based retail and services(3)	50.4%

OTHER NECESSITY
Quick service - restaurant	9.7%
Beauty and hair care	4.9%
Health care services	4.0%
Other necessity	3.5%
Total ABR from other necessity	22.1%

Total ABR from Necessity-based goods and services	72.5%

OTHER RETAIL STORES
Soft goods(4)	12.4%
Full service - restaurant	6.4%
Fitness and lifestyle services(5)	5.2%
Other retail(6)	3.5%
Total ABR from other retail stores	27.5%
Total ABR	100.0%
(1)Including collections received through July 20, 2021.
(2)Includes monthly rent and recoverable expenses billed since April 2020 that have been deferred through payment plan agreements or for which we have granted abatement as of July 20, 2021.
(3)Includes Neighbors that we believe are considered to be essential retail and service businesses but that may have temporarily closed due to decreases in foot traffic and customer patronage as a result of “stay-at-home” mandates and social distancing guidelines implemented in response to the COVID-19 pandemic.
(4)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(5)Includes ABR contribution of 3% from fitness Neighbors.
(6)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	36

Occupancy and ABR Unaudited

	Quarter Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

OCCUPANCY
Leased Basis
Anchor	96.8%	97.3%	97.6%	98.3%	98.3%
Inline	90.6%	89.8%	88.9%	89.5%	90.3%
Total leased occupancy	94.7%	94.8%	94.7%	95.3%	95.6%

Economic Basis
Anchor	96.3%	97.0%	97.4%	98.2%	97.9%
Inline	89.7%	88.7%	88.1%	88.9%	89.7%
Total economic occupancy	94.1%	94.2%	94.2%	95.0%	95.2%

ABR
Leased Basis - $
Anchor	$185,346	$187,530	$189,439	$190,647	$189,945
Inline	199,570	199,441	197,077	194,728	195,751
Total ABR	$384,916	$386,971	$386,516	$385,375	$385,696

Leased Basis - PSF
Anchor	$9.41	$9.34	$9.27	$9.25	$9.16
Inline	$21.10	$20.82	$20.59	$20.21	$20.28
Total ABR PSF	$13.21	$13.05	$12.88	$12.74	$12.69

Phillips Edison & Company	37

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry’s, QFC, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less	53	6	$25,804	6.6%	3,244
2	Publix	Publix	47	9	22,032	5.7%	2,241
3	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	23	—	17,323	4.4%	1,240
4	Albertsons-Safeway	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Tom Thumb, United Supermarkets	27	2	16,804	4.3%	1,599
5	Walmart	Walmart	13	—	8,933	2.3%	1,770
6	Giant Eagle	Giant Eagle	10	1	7,293	1.9%	738
7	TJX Companies	T.J. Maxx, HomeGoods, Marshalls	14	1	5,060	1.3%	428
8	Sprouts Farmers Market	Sprouts Farmers Market	11	—	5,000	1.3%	334
9	Raley's	Raley's	4	—	3,884	1.0%	253
10	Dollar Tree	Dollar Tree, Family Dollar	35	4	3,628	0.9%	370
11	SUPERVALU	Cub Foods	5	—	3,209	0.8%	336
12	Subway Group	Subway	74	5	2,731	0.7%	111
13	Anytime Fitness, Inc.	Anytime Fitness	33	2	2,623	0.7%	171
14	Schnucks	Schnucks	4	—	2,545	0.7%	249
15	Southeastern Grocers	Winn-Dixie, BI-LO	7	—	2,514	0.6%	281
16	Lowe's	Lowe's	3	1	2,469	0.6%	369
17	Kohl's Corporation	Kohl's	4	—	2,241	0.6%	365
18	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.6%	119
19	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.6%	258
20	Petco Animal Supplies, Inc.	Petco	10	1	2,118	0.5%	127
21	Big Y	Big Y	2	1	2,022	0.5%	115
22	Wells Fargo Financial	Wells Fargo Bank	16	1	1,990	0.5%	50
23	Price Chopper	Price Chopper	3	—	1,938	0.5%	204
24	Planet Fitness	Planet Fitness	10	—	1,929	0.5%	189
25	United Parcel Service	The UPS Store	52	8	1,837	0.5%	75
	Total		467	42	$150,316	38.6%	15,236
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	38

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet by Neighbor Type

National & Regional: 35.1%
Local: 16.2%
Grocery Anchor: 48.7%

ABR
by Neighbor Type
Grocery
Anchor:
35.4%
National &
Regional:
40.4%
Local:
24.2%

Leased Square Feet by Neighbor Industry

Grocery Anchor: 48.7%
Retail Stores: 24.4%
Services: 17.8%
Restaurant: 9.1%

ABR
by Neighbor Industry
Retail
Stores:
22.1%
Grocery
Anchor:
35.4%
Services:
26.4%
Restaurant:
16.1%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	39

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$49,893	12.8%	$12.85	4,102	13.2%	94.7%	52
California	39,141	10.0%	19.26	2,129	6.8%	95.5%	24
Georgia	35,017	9.0%	12.53	2,835	9.1%	98.6%	29
Texas	31,690	8.1%	15.80	2,140	6.9%	93.7%	18
Ohio	25,947	6.7%	10.43	2,610	8.4%	95.3%	22
Illinois	23,173	5.9%	15.14	1,635	5.3%	93.7%	14
Virginia	18,137	4.7%	13.95	1,354	4.3%	96.0%	13
Colorado	17,876	4.6%	15.93	1,162	3.7%	96.6%	10
Massachusetts	16,008	4.1%	14.30	1,170	3.8%	95.7%	10
Minnesota	13,514	3.5%	13.02	1,067	3.4%	97.2%	11
Pennsylvania	11,484	3.0%	12.18	1,086	3.5%	86.7%	7
South Carolina	10,623	2.7%	9.15	1,306	4.2%	88.8%	11
Wisconsin	9,505	2.4%	10.18	944	3.0%	98.9%	8
Arizona	9,179	2.4%	13.25	736	2.4%	94.1%	6
Maryland	8,844	2.3%	19.60	468	1.5%	96.5%	4
North Carolina	7,463	1.9%	12.02	659	2.1%	94.2%	10
Indiana	6,631	1.7%	8.44	832	2.7%	94.4%	5
Michigan	6,532	1.7%	9.28	724	2.3%	97.3%	5
Tennessee	6,179	1.6%	8.66	772	2.5%	92.4%	5
Connecticut	5,558	1.4%	13.87	419	1.3%	95.7%	4
New Mexico	5,204	1.3%	13.88	404	1.3%	92.8%	3
Kentucky	4,925	1.3%	9.95	502	1.6%	98.7%	3
Oregon	4,712	1.2%	15.16	314	1.0%	99.0%	4
Kansas	4,697	1.2%	11.21	452	1.5%	92.7%	4
Nevada	4,366	1.1%	20.31	217	0.7%	99.0%	2
New Jersey	3,793	1.0%	23.82	161	0.5%	98.9%	1
Iowa	2,863	0.7%	8.94	360	1.2%	89.1%	3
Washington	2,674	0.7%	15.65	173	0.6%	98.8%	2
Missouri	2,038	0.5%	14.67	222	0.7%	62.7%	2
New York	1,704	0.4%	11.13	163	0.5%	93.7%	1
Utah	450	0.1%	30.96	15	—%	100.0%	1
Total	$389,820	100.0%	$13.22	31,133	100.0%	94.7%	294
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	40

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q2 2021	298	1,390	$19,233	$13.84	5.9	$5.74	231	$1.02	8.5%
Q1 2021	316	1,445	19,592	13.56	5.8	6.59	232	0.89	7.5%
Q4 2020	248	1,080	17,200	15.92	6.5	10.17	169	0.79	5.0%
Q3 2020	230	1,337	17,654	13.21	5.4	4.95	150	0.51	4.2%
Q2 2020	169	1,172	11,976	10.21	5.7	2.48	126	0.51	5.6%

NEW LEASES
Q2 2021	124	341	$6,338	$18.57	7.2	$20.52	57	$2.91	18.5%
Q1 2021	153	467	8,120	17.39	8.0	19.65	70	1.92	12.4%
Q4 2020	124	409	7,045	17.23	7.4	27.69	48	1.25	6.3%
Q3 2020	111	302	5,181	17.15	6.6	23.78	34	1.81	8.2%
Q2 2020	61	197	3,034	15.38	6.1	16.41	20	2.43	15.5%

RENEWAL LEASES
Q2 2021	155	528	$8,773	$16.62	5.4	$0.63	155	$1.23	8.0%
Q1 2021	137	347	7,221	20.80	3.8	1.33	136	1.56	8.0%
Q4 2020	105	411	7,127	17.33	5.6	1.91	102	0.93	5.2%
Q3 2020	90	326	5,049	15.49	4.5	1.82	87	0.61	4.1%
Q2 2020	89	290	4,418	15.25	5.5	0.79	87	1.02	7.1%

OPTION LEASES
Q2 2021	19	521	$4,122	$7.91	5.4	$1.05	19	$0.25	3.3%
Q1 2021	26	631	4,251	6.74	5.4	—	26	0.23	3.5%
Q4 2020	19	260	3,028	11.65	5.0	—	19	0.39	3.5%
Q3 2020	29	709	7,424	10.48	4.9	—	29	0.36	3.6%
Q2 2020	19	685	4,524	6.61	5.0	—	19	0.16	2.4%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	41

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	75	163	0.6%	$15.72	0.7%
2021	227	773	2.6%	14.18	2.8%
2022	695	3,110	10.5%	13.19	10.5%
2023	736	4,067	13.8%	13.23	13.8%
2024	810	4,528	15.4%	12.69	14.7%
2025	696	4,464	15.1%	12.68	14.5%
2026	657	4,068	13.8%	13.41	14.0%
2027	304	2,126	7.2%	12.71	6.9%
2028	229	1,582	5.4%	13.46	5.5%
2029	154	1,439	4.9%	13.71	5.1%
2030	118	1,065	3.6%	15.11	4.1%
2031 +	231	2,107	7.1%	13.62	7.4%
Total leases	4,932	29,492	100.0%	$13.22	100.0%

ANCHOR LEASES
MTM	2	25	0.1%	$7.34	—%
2021	8	346	1.2%	8.20	0.7%
2022	55	1,800	6.1%	8.34	3.9%
2023	70	2,664	9.0%	9.38	6.4%
2024	83	2,978	10.1%	8.62	6.6%
2025	85	3,242	11.0%	9.10	7.6%
2026	75	2,804	9.5%	9.93	7.1%
2027	40	1,487	5.0%	8.96	3.4%
2028	25	1,121	3.8%	9.22	2.7%
2029	27	1,095	3.7%	10.88	3.1%
2030	18	770	2.6%	12.46	2.5%
2031 +	49	1,593	5.4%	10.45	4.2%
Anchor leases	537	19,925	67.5%	$9.43	48.2%

INLINE LEASES
MTM	73	138	0.5%	$17.30	0.7%
2021	219	427	1.4%	19.05	2.1%
2022	640	1,310	4.4%	19.86	6.6%
2023	666	1,403	4.8%	20.55	7.4%
2024	727	1,550	5.3%	20.50	8.1%
2025	611	1,222	4.1%	22.18	6.9%
2026	582	1,264	4.3%	21.14	6.9%
2027	264	639	2.2%	21.45	3.5%
2028	204	461	1.6%	23.78	2.8%
2029	127	344	1.2%	22.73	2.0%
2030	100	295	1.0%	22.03	1.6%
2031 +	182	514	1.7%	23.45	3.2%
Inline leases	4,395	9,567	32.5%	$21.11	51.8%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint ventures.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Scottsdale, AZ	1975 / 2007	88,225	100.0%	$870	$9.86	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Scottsdale, AZ	2006	141,702	92.7%	2,152	15.19	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Scottsdale, AZ	1980	63,637	90.8%	1,220	19.17	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	83.4%	1,152	13.67	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Scottsdale, AZ	1982	257,739	97.6%	3,039	11.79	Sprouts Farmers Market	Goodwill; Imagine Schools; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Scottsdale, AZ	1970	100,437	93.4%	746	7.43	Fry's Food Stores	BinMayhem
Antelope Marketplace	Antelope, CA	20%	Sacramento-Roseville-Arden-Arcade, CA	1992	115,522	96.8%	2,062	17.85	Bel Air Market	24 Hour Fitness
Atwater Marketplace(1)	Atwater, CA	100%	Merced, CA	2008	0	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	98.7%	2,113	22.70	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	90.8%	2,014	14.09	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,783	21.64	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Arden-Arcade, CA	1987	141,310	94.2%	1,874	13.26	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Hayward, CA	1989	74,616	90.9%	710	9.52	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Arden-Arcade, CA	2006	59,796	92.6%	1,390	23.25	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,745	18.29	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	95.8%	1,497	15.70	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Arden-Arcade, CA	1992	89,188	100.0%	1,791	20.08	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	2,238	14.65	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	1,810	16.41	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton-Lodi, CA	2009	97,591	100.0%	2,535	25.98	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	92,212	97.7%	1,750	18.98	Vons	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Arden-Arcade, CA	1996	93,337	95.7%	$2,617	$28.04	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	78.5%	1,712	14.12	Food Maxx	N/A
Sierra Del Oro Towne Centre	Corona, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991	110,681	95.4%	2,010	18.16	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	87.9%	1,588	19.79	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Arden-Arcade, CA	2004	136,020	96.4%	2,810	20.66	Raley's	N/A
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	98.8%	2,412	22.83	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles-Arroyo Grande, CA	2007	21,117	100.0%	609	28.84	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	100.0%	872	10.45	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	852	31.00	Save Mart (shadow)	N/A
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	96.9%	1,137	10.95	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	89.6%	2,468	17.23	Sprouts Farmers Market	T.J.Maxx; Planet Fitness
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	98.7%	1,740	14.76	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	96.9%	1,229	13.64	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	213,077	96.9%	3,739	17.55	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,082	14.81	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	95.1%	1,350	13.28	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	96.3%	2,074	16.58	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,335	14.69	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	98.5%	1,722	16.65	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	953	18.72	Big Y	N/A
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	114,916	91.3%	1,648	14.34	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-West Hartford-East Hartford, CT	1988 / 1998	124,218	96.9%	1,888	15.20	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	128,766	97.5%	1,070	8.31	BJ's Wholesale Club	Ocean State Job Lot

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	95.9%	$1,178	$11.69	Publix	Non Stop Fitness
Barclay Place Shopping Center	Lakeland, FL	100%	Lakeland-Winter Haven, FL	1989	84,899	96.6%	834	9.82	Save-A-Lot	Bob's Carpet Mart; Wild Greg's Saloon
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	748	9.54	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,443	14.73	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	88.7%	762	15.47	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	865	13.80	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	95.7%	1,038	11.52	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	100.0%	2,448	8.74	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-West Palm Beach, FL	1998	91,120	100.0%	1,761	19.33	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,079	15.49	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	97.9%	1,013	17.17	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	1,122	16.62	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	98.3%	1,671	11.90	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	95.8%	961	15.00	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	94.4%	1,044	13.82	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,004	92.4%	1,710	15.13	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	98.0%	992	12.46	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	855	13.22	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	90.4%	1,939	9.08	Publix	Bealls; Bealls Outlet/Home Centric; Staples

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	$1,163	$15.50	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,253	87.7%	1,316	11.52	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	97.9%	1,384	12.93	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	98.2%	872	13.42	Publix	N/A
Melbourne Village Plaza	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987	127,705	94.8%	1,153	9.03	N/A	Old Time Pottery; Dollar Tree
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	98.6%	1,728	16.17	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	88.1%	539	10.47	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	95.5%	1,479	15.38	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	98.3%	791	11.49	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	95.7%	1,241	12.22	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	96.9%	973	11.18	N/A	Bealls
Park View Square	Miramar, FL	100%	Miami-Fort Lauderdale-West Palm Beach, FL	2003	70,471	98.4%	1,075	15.25	Winn-Dixie	N/A
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	97.6%	922	11.81	Southeastern Grocers (shadow)	City Buffet; Family Dollar
Port St. John Plaza	Port St. John, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	75,840	100.0%	685	9.03	Winn-Dixie	N/A
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	96.3%	1,163	17.80	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	100.0%	911	12.55	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	100.0%	1,142	14.50	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	85.3%	575	7.94	Publix	Just a Dollar Floor

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	96.2%	$824	$11.09	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,600	100.0%	915	13.74	Publix	N/A
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	130,235	85.9%	1,046	8.03	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-West Palm Beach, FL	1999	83,597	100.0%	1,374	16.44	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	Tallahassee, FL	1976 / 2000	94,441	100.0%	621	6.58	Publix	Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	1,026	15.78	Publix	N/A
St. Johns Commons	Jacksonville, FL	100%	Jacksonville, FL	2003	71,352	98.2%	1,032	14.46	Winn-Dixie	N/A
St. Johns Plaza	Titusville, FL	14%	Orlando-Kissimmee-Sanford, FL	1985	115,112	96.2%	1,166	10.13	Publix	Let's Roll Space Coast; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	166,145	52.8%	1,171	7.05	Save-A-Lot	Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	986	14.20	Winn-Dixie	N/A
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	748	11.91	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-West Palm Beach, FL	2003	58,537	100.0%	901	15.39	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-West Palm Beach, FL	2006 / 2013	37,616	89.5%	873	23.21	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	97.6%	1,173	14.39	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	118,735	97.3%	1,969	16.58	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1995	375,067	98.7%	2,655	7.08	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2001	81,674	94.2%	1,006	12.32	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1989	101,597	99.1%	1,362	13.41	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Roswell, GA	2000	92,318	100.0%	1,226	13.28	Kroger	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	$1,023	$13.52	Publix	N/A
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1999	81,428	97.7%	1,017	12.49	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1996	77,052	98.1%	946	12.28	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Roswell, GA	2004	95,002	95.2%	1,665	17.53	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1996	90,906	100.0%	925	10.18	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2002	87,155	97.0%	1,167	13.39	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1996	88,710	98.4%	1,256	14.16	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2002	90,996	100.0%	1,251	13.75	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2008	113,995	98.7%	1,390	12.19	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1997	77,644	100.0%	1,012	13.03	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1997	86,819	100.0%	1,103	12.70	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1992	79,699	98.5%	917	11.51	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	259,109	100.0%	3,615	13.95	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1997	96,884	96.4%	1,164	12.01	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1988 / 2003	80,511	93.7%	905	11.24	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2000	102,867	98.5%	2,188	21.27	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2000	67,470	100.0%	876	12.98	Publix	N/A

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	92.2%	$1,621	$8.34	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2000	124,373	96.2%	1,639	13.18	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1996 / 2003	134,120	97.7%	1,600	11.93	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2006	72,420	100.0%	1,147	15.84	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Roswell, GA	2003	77,894	100.0%	1,014	13.02	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1998	81,475	100.0%	1,043	12.80	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	111,924	100.0%	1,287	11.50	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Roswell, GA	1995	67,019	100.0%	878	13.10	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Des Moines-West Des Moines, IA	1991 / 1995	63,518	90.6%	439	6.91	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	75.2%	1,525	11.36	Schnucks	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	898	5.55	Hy-Vee	Planet Fitness; Jay's CD & Hobby; Goodwill; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	98.2%	2,050	15.15	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	92.5%	1,606	12.80	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,118	11.24	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	90.3%	1,902	10.82	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Petco
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	96.0%	1,615	12.53	Jewel-Osco	Charter Fitness

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	118,691	95.4%	$1,088	$9.17	Schnucks	N/A
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,443	93.3%	2,611	16.38	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	94.5%	3,875	25.63	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	86.9%	1,811	11.92	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	92.7%	1,325	10.18	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	98.6%	1,752	12.46	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	96.2%	2,456	14.12	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	91.2%	1,627	13.32	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	80.6%	1,722	24.46	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	98.7%	1,803	17.60	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,314	82.0%	1,267	5.06	N/A	Rural King Supply; Big Lots
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	100.0%	732	9.87	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	100.0%	875	5.63	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,954	7.82	Walmart	Staples; Dollar Tree
Emporia West Plaza	Emporia, KS	100%	Emporia, KS Micropolitan	1980 / 2000	75,703	69.8%	345	4.56	N/A	Tractor Supply
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,045	13.61	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	95.4%	1,429	11.60	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	97.5%	1,878	10.65	Price Chopper	Marshalls; PetSmart; Dollar Tree

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	98.3%	$1,487	$9.75	Kroger	Planet Fitness
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	995	8.67	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	98.4%	2,443	10.43	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	98.8%	2,172	17.19	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	95.2%	1,645	17.05	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	97.8%	1,256	17.64	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	326,837	97.6%	4,015	12.28	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Highlands Plaza	Easton, MA	20%	Providence-Warwick, RI-MA	2005	112,869	95.8%	1,927	17.07	Big Y	T.J.Maxx
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	159,562	100.0%	2,053	12.87	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	100.0%	1,322	12.60	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.55	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	175,843	92.8%	2,438	13.86	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	75.3%	972	10.81	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	100.0%	1,816	17.16	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	95.2%	2,321	19.03	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,760	96.1%	2,464	19.91	Safeway	Petco

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	115,972	95.1%	$2,244	$19.35	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	Saginaw, MI	1998 / 2009	311,920	100.0%	2,076	6.66	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	97.1%	1,426	11.83	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	90.9%	1,498	10.92	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	363	5.92	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	96.0%	1,169	12.64	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	82,911	95.5%	343	4.14	Econofoods	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	96.9%	1,272	12.85	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	97.0%	649	9.41	Cub Foods	N/A
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	98.2%	2,014	14.29	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,274	13.06	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	68,615	100.0%	1,059	15.43	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	92.7%	1,600	11.40	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	98.9%	1,492	15.48	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	98.6%	1,234	14.15	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,601	12.55	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,724	94.2%	2,069	14.50	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	28.8%	421	3.75	N/A	Michaels; Walgreens

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	97.4%	$1,617	$14.78	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	92.5%	1,382	14.35	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	91.4%	342	6.65	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	97.5%	1,827	19.12	Harris Teeter	N/A
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	89.6%	346	4.27	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh, NC	2002	137,847	97.6%	2,021	14.66	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	97.2%	1,176	14.56	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	Fayetteville, NC	1982	79,865	89.4%	556	6.96	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,383	16.84	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC Micropolitan	1996	62,382	98.0%	670	10.74	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	96.2%	687	8.53	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	161,035	98.9%	3,793	23.55	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	84.5%	1,606	13.84	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,788	92.6%	2,182	14.67	Walmart Neighborhood Market	Shoe Show; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,416	10.18	Safeway	T.J.Maxx; Best Buy; Petco
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	97.5%	1,746	19.55	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,620	20.49	Smith's	N/A
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga-Niagara Falls, NY	1980 / 1999	163,388	93.7%	1,704	10.43	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton, OH	1994	360,797	95.6%	3,272	9.07	Fresh Thyme	Lowe's; Kohl's; T.J.Maxx; Ashley Furniture HomeStore; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	75.0%	121	14.40	Walmart (shadow)	N/A

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairfield Crossing	Beavercreek, OH	100%	Dayton, OH	1994	71,170	100.0%	$1,366	$19.19	Walmart (shadow)	Office Depot; Pet Supplies Plus
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	337,818	96.3%	4,315	12.77	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH Micropolitan	1992	250,449	100.0%	1,439	5.75	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	98.1%	957	10.31	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	98.5%	2,365	8.76	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	98.2%	698	6.91	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	97.0%	551	10.24	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	94.6%	1,174	11.07	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	806	10.62	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	98.6%	1,079	16.04	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.70	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,433	12.60	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	265,742	83.8%	1,789	6.73	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH Micropolitan	1981 / 2007	114,776	100.0%	551	4.80	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	96.2%	1,256	12.50	Giant Eagle	Kumo Japanese
Southern Hills Crossing	Kettering, OH	100%	Dayton, OH	2002	10,000	100.0%	256	25.60	Walmart (shadow)	N/A
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	212,180	91.4%	2,063	9.72	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco
Sulphur Grove	Huber Heights, OH	100%	Dayton, OH	2004	19,570	100.0%	265	13.54	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	563	7.05	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,859	90.2%	1,184	15.61	Trader Joe's	N/A

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	95.5%	$700	$18.25	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	100.0%	983	13.62	Safeway	N/A
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	708	18.36	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	99.2%	2,321	14.08	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,085	68.8%	3,436	10.04	Giant Eagle	Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	931	12.93	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,042	9.19	Giant Eagle	N/A
Orchard Plaza	Altoona, PA	100%	Altoona, PA	1987	83,438	81.3%	501	6.00	N/A	Big Lots
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	91.0%	2,400	15.68	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA Micropolitan	1995 / 2010	218,610	99.1%	2,051	9.38	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	97.8%	2,020	10.03	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Barnwell Plaza	Barnwell, SC	100%	Columbia, SC	1985	73,612	3.8%	23	0.31	N/A	N/A
Centerpoint	Easley, SC	100%	Greenville-Anderson-Mauldin, SC	2002	72,287	100.0%	891	12.33	Publix	N/A
East Pointe Plaza	Columbia, SC	100%	Columbia, SC	1990	278,687	95.1%	1,327	4.76	N/A	Southeastern Salvage Home Emporium; Ollie's Bargain Outlet; Surplus Warehouse; Planet Fitness; Harbor Freight Tools; Advance Auto Parts; Citi Trends
Hampton Village	Taylors, SC	100%	Greenville-Anderson-Mauldin, SC	1959 / 1998	133,688	100.0%	1,678	12.55	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,023	14.87	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	89.4%	2,162	5.79	Walmart	Rooms To Go Kids; Dollar Tree; Atlantic Bedding & Furniture; Petco
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	966	14.54	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,662	16.71	Harris Teeter	N/A

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	96.8%	$1,289	$12.12	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC Micropolitan	2011	32,325	100.0%	653	20.20	The Fresh Market	N/A
Western Square Shopping Center	Laurens, SC	100%	Greenville-Anderson-Mauldin, SC	1978 / 1991	86,764	79.2%	377	4.35	BI-LO	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	90.4%	2,922	6.81	Walmart; ALDI	Urban Air Adventure Park; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson-Murfreesboro-Franklin, TN	1974 / 1986	72,136	100.0%	838	11.62	Kroger	N/A
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	83.3%	767	7.93	Kroger	N/A
Portland Village	Portland, TN	100%	Nashville-Davidson-Murfreesboro-Franklin, TN	1984	80,650	98.4%	728	9.03	Cash Saver	Planet Fitness; Family Dollar
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson-Murfreesboro-Franklin, TN	2005	93,600	100.0%	923	9.86	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,762	100.0%	1,797	18.38	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX Micropolitan	1969 / 2007	160,441	83.6%	957	5.96	ALDI	Burkes Outlet; Harbor Freight Tools; Firestone
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	98.6%	1,427	15.82	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	36,732	96.7%	960	26.14	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	94.8%	1,433	17.86	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	98.2%	3,023	20.43	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	93.7%	1,261	22.76	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	224,599	81.7%	1,919	8.54	Tom Thumb	Planet Fitness; Burkes Outlet
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,007	20.73	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	218,568	97.2%	4,644	21.25	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	97.6%	712	10.10	United Supermarkets	N/A

Phillips Edison & Company	56

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	85.4%	$3,094	$18.53	Market Street United	Toni & Guy Academy
Quail Valley Shopping Center	Missouri City, TX	100%	Houston-The Woodlands-Sugar Land, TX	1983	118,432	100.0%	934	7.89	Cox's Foodarama	XL Parts; Dollar Tree
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,596	94.8%	1,453	12.90	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	91.9%	1,728	16.82	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,061	11.70	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	100.0%	1,523	15.34	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	95.4%	1,755	10.61	Kroger	Factory 2 U; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	Salt Lake City, UT	2006	14,550	100.0%	451	31.00	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	93.8%	2,452	26.68	Giant	N/A
Ashland Junction	Ashland, VA	100%	Richmond, VA	1989	141,701	96.3%	881	6.22	Food Lion	Rose's Stores
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	607	9.26	Food Lion	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	100.0%	1,791	16.76	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	91.7%	682	8.82	Food Lion	N/A
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	95.1%	900	10.86	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA Micropolitan	1961 / 2002	135,358	99.1%	967	7.14	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton-Waynesboro, VA	1989	134,660	93.8%	1,170	8.69	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton-Waynesboro, VA	2006	80,266	100.0%	1,443	17.98	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	91.2%	2,314	19.51	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	100.0%	719	9.15	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton-Waynesboro, VA	2005	76,534	100.0%	1,350	17.64	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	92.3%	2,859	17.48	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,435	16.59	Quality Food Centers	Ace Hardware

Phillips Edison & Company	57

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	MSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	97.7%	$1,238	$14.33	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	966	11.30	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha-West Allis, WI	1994 / 2009	120,068	98.1%	1,067	8.89	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	97.9%	1,054	12.10	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	96.6%	1,094	13.32	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha-West Allis, WI	1965 / 1991	160,533	100.0%	800	4.98	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,732	11.34	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha-West Allis, WI	2007	81,639	95.2%	1,210	14.82	Pick 'n Save	N/A
Total					33,216,569	94.9%	$418,244	$13.27
(1)Property represents an undeveloped parcel of land.

Phillips Edison & Company	58

Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by 12 months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent structure that is executed for substantially the exact same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDA metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; and (iv) transaction and acquisition expenses.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

Phillips Edison and Company	59

Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as FFO attributable to stockholders and convertible noncontrolling interests adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt, (v) other impairment charges; and (vi) transaction and acquisition expenses. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding market adjustments and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2020).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.
(1)Supplemental, non-GAAP performance measures. See the "Financial Summary" section above for more information on the limitations of non-GAAP performance measures.

Phillips Edison and Company	60